EXHIBIT 10.3

                                [GRAPHIC OMITTED]

                    1185 Avenue of the Americas, 20th Floor
                               New York, NY 10036
                                  646-721-4000

                                January 26, 2005

Mr. Christopher d'Arnaud-Taylor
360 West 22nd Street, 16B
New York
NY 10011

Dear Chris:

         This letter will confirm the terms of your employment by XETHANOL CORPORATION ("Xethanol").

1.       TITLE

         You shall be employed by Xethanol as Chairman and Chief Executive Officer reporting to the Board of Directors.

2.       COMPENSATION

         Your salary shall be $180,000 per annum, payable in bi-weekly installments, subject to the other terms of this letter. This compensation will be reviewed by the end of the first quarter of 2005.

3. TERM

         You shall be an employee of Xethanol for a period of three years, beginning on January 1, 2005. Thereafter, you or Xethanol may terminate this agreement for any reason at any time upon 10 days' prior written notice. At the end of the notice period, your compensation will cease.

Mr. Chris d'Arnaud-Taylor
-------------------------

4.       RESPONSIBILITIES

         Your responsibilities and duties shall be those ordinarily possessed by a Chairman & Chief Executive Officer.

5. STOCK OPTIONS

         Xethanol has established an Incentive plan for its key employees in which you will be eligible to participate. The Incentive plan provides for the grant of stock options under Xethanol's 2005 Stock Option Plan.

6. CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         You will be required to execute Xethanol's standard form of Confidentiality and Non-Competition Agreement.

7. SUPERSEDING AGREEMENT

         This agreement will be superseded within thirty (30) days with a new agreement that will be more comprehensive, provide a more detailed job description and outline your other benefits and level of participation in Xethanol's 2005 Stock Option Plan.

                                   Sincerely,

                                   XETHANOL CORPORATION


                                          By:
                                             -----------------------------------
                                          Franz Skryanz
                                          Treasurer and Secretary
                                          Xethanol Corporation


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ACCEPTED